TherapeuticsMD, Inc. 10-K

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-185156, 333-207837, 333-193558, 333-201171) on Form S-3 and (No. 333-191730) on Form S-8 of TherapeuticsMD, Inc. of our report dated March 12, 2015, with respect to the consolidated financial statements of TherapeuticsMD, Inc., included in this annual report (Form 10-K) for the year ended December 31, 2014.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, NJ

February 26, 2016